Exhibit 10.66

FIFTH AMENDMENT

TO THE

NALCO COMPANY RETIREMENT INCOME PLAN

(As Amended and Restated Effective as of January 1, 2004)

WHEREAS, Nalco Company (the “Company”) has established and maintains the Nalco Company Retirement Income Plan (the “Plan”);

WHEREAS, the Company amended and restated the Plan, generally effective January 1, 2004;

WHEREAS, pursuant to Section 13.1 of the Plan, and having provided all applicable notices, the Company has authorized the Employee Benefit Plan Administration Committee (“EBPAC”) to amend the Plan; and

WHEREAS, EBPAC deems it necessary and desirable to amend the Plan to comply in good faith with the applicable provisions of the Pension Protection Act of 2006 and subsequent Acts and to implement certain design changes;

NOW, THEREFORE, BE IT RESOLVED, that EBPAC hereby amends the Plan effective as of the dates provided herein, as follows:

1.	Effective January 1, 2007, by adding the following new paragraph (iii) to the end of Section 2.1(b) of the Plan:

“(iii) With respect to distributions that occur on and after January 1, 2007, notwithstanding any other provision in the Plan to the contrary, the present value of the Accrued Benefit (or any portion thereof) of any Participant is equal to the amount expressed as the balance in the Participant’s PRAP Account and the provisions of Code Section 411(a)(13) are hereby incorporated by reference.”

2.	Effective January 1, 2008, by adding the following new subsection (iii) to the end of Section 2.2(a) of the Plan:

“(iii) Notwithstanding any other provision to the contrary in the Plan or any supplement or attachment to the Plan, effective for Plan Years beginning on and after January 1, 2008, the present value of any benefit under the Plan to which Code Section 417(e)(3) is applicable shall be determined by using: (i) the mortality table specified for the Plan Year under Code Section 417(e)(3)(B); and (ii) the interest rate prescribed under Code Section 417(e)(3)(C), which shall be the adjusted first, second and third segment rates applied under the minimum funding rules of Code Section 430(h)(2)(C) (derived from a corporate bond yield curve prescribed by the Internal Revenue Service which reflects the yields on investment grade corporate bonds with varying maturities) for the month before the date of distribution or such other time as prescribed by the Internal Revenue Service, applying the applicable transitional rules for Plan Years 2008 through 2011.”

3.	Effective January 1, 2009, by adding the following new Section 2.3A to the Plan:

“2.3A ‘AFTAP’ means the Plan’s adjusted funding target attainment percentage determined under Code Section 436(j)(2)).”

4.	Effective January 1, 2010, by adding the following new Section 2.10A to the Plan:

“2.10A ‘Domestic Partner’ means an individual of the same sex or opposite sex as a Participant who has entered into a domestic partnership with the Participant where such individual and the Participant: (a) are each other’s sole domestic partners and intend to remain so indefinitely; (b) are at least eighteen (18) years of age and mentally competent to consent to contract; (c) are neither married to an individual outside of the domestic partnership nor are a member of another domestic partnership; (d) are jointly responsible for each other’s common well-being and financial obligations; (e) are not related by blood to the degree of closeness that would prohibit a legal marriage in the state of residence; (f) and have lived together in the same principal residence for at least six (6) months and intend to do so indefinitely. The Participant and Domestic Partner must provide such documentation as EBPAC may require as evidence of the permanency of the relationship and their financial interdependence and joint responsibility.”

5.	Effective January 1, 2008, by adding the following sentence to the end of Section 2.23 of the Plan:

“Notwithstanding the foregoing, effective January 1, 2008, the Interest Crediting Rate shall not exceed a market rate of return (as defined by the Treasury for this purpose) and shall not, in any case, decrease the Participant’s PRAP Account, in accordance with Code Section 411(b)(5)(B)(i).”

6.	Effective January 1, 2007, by adding the following paragraph to the end of Section 3.3 of the Plan:

“The purpose of this paragraph is to comply with the applicable required provisions of the Heroes Earnings Assistance and Tax Relief Act of 2008, which are hereby incorporated by reference and supersede any contrary provisions of the Plan. Effective on and after January 1, 2007, for a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), such Participant’s Beneficiaries are entitled to any additional benefits (other than accruals relating to a period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on the date of his or her death as provided under Code Section 401(a)(37). Also, effective on and after January 1, 2009 any Employee receiving wage differential payments as defined in Code Section 414(u)(12)(A) shall be treated as a Participant and the differential wage payments shall be treated as Earnings within the meaning of Section 2.13.”

7.	Effective January 1, 2010, by adding the following subsection (e) to the end of Sections 4.1 and 4.2 of the Plan:

“(e) Effective January 1, 2010, notwithstanding any provision in the Plan to the contrary, no Years of Benefit Service after December 31, 2009 shall be taken into account in determining the Retirement Benefit of any Traditional Plan Participant.”

8.	Effective January 1, 2010, by adding the following subsection (j) to the end of Section 4.3 of the Plan:

“(j) Effective January 1, 2010, notwithstanding any provision in the Plan to the contrary, no Years of Benefit Service after December 31, 2009 shall be taken into account in determining the Vested Retirement Benefit or Retirement Benefit of any Traditional Plan Participant.”

9.	Effective January 1, 2008, by deleting the phrase “five (5) Years of Service” in Section 5.4 of the Plan and inserting in its place the phrase “three (3) Years of Service.”

10.	Effective January 1, 2007, by deleting the phrase “90-day period” in the second sentence of Section 6.2(b) and inserting in its place the phrase “180-day period.”

11.	Effective January 1, 2007, by deleting the phrase “90 days” in the first sentence of Section 6.2(c) of the Plan and inserting in its place the phrase “180 days” and by adding the following to the end thereof:

“Effective January 1, 2007, the written explanation described herein shall inform the Participant of his right, if any, to defer payment of benefits and the tax consequences of failing to defer payment of benefits.”

12.	Effective January 1, 2008, by adding the following sentence to the end of Section 6.2(d) of the Plan:

“Notwithstanding any provision to the contrary in the Plan or any supplement or attachment to the Plan, effective January 1, 2008, the distribution provisions in the Plan (including, but not limited to, the provisions in this Section) shall comply with the requirements of Code Sections 417(a)(1) and 436, which are hereby incorporated by reference, and the definition of qualified optional survivor annuity in Code Section 417(g) is hereby incorporated by reference.”

13.	Effective January 1, 2008, by adding the following paragraph to the end of the first paragraph of Section 6.10 of the Plan:

“Effective for distributions made on and after January 1, 2010, for purposes of this Section 6.10, the term “Distributee” includes a nonspouse beneficiary, and with respect to such nonspouse beneficiary, the term “Eligible Retirement Plan” means (i) an individual retirement account described in Section 408(b) of the Code which is established specifically for this purpose; or (ii) a Roth IRA (as described in Section 408A of the Code). Effective for distributions made on or after January 1, 2008 (January 1, 2010 for nonspouse beneficiaries), if a Distributee meets the requirements of Code Section 408A, the Distributee may elect, at the time and in the manner prescribed by EBPAC, to have any portion of an Eligible Rollover Distribution paid to a Roth IRA in the form of a direct rollover.”

14.	Effective January 1, 2008, by adding the following new Section 6.13 to the end of Article VI of the Plan:

“6.13 Limitations Based on Funded Status. Notwithstanding any other provision of the Plan to the contrary, the following limitations shall apply:

(a)	Funding Percentage Less Than 60 Percent. In any case in which the Plan’s AFTAP for a Plan Year is less than 60%:

(i)	The Plan shall not make any Prohibited Payment with a Benefit Commencement Date on or after the Applicable Section 436 Measurement Date; and

(ii)	Except as otherwise provided in Code Section 436, benefit accruals under the Plan shall cease as of the Applicable Section 436 Measurement Date, provided that this Section 6.13(a)(ii) shall cease to apply to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to the minimum required contribution under Code Section 430) equal to the amount sufficient to result in an AFTAP of 60%.

(b)	Bankruptcy. The Plan shall not make any Prohibited Payment with a Benefit Commencement Date during any period in which the plan sponsor is a debtor in a case under title 11 of the United States Code or any similar Federal or state law, provided that this Section 6.13(b) shall not apply on or after the date on which the Actuary certifies that the Plan’s AFTAP is not less than 100%.

(c)	Funding Percentage Between 60 and 80 Percent. In any case in which the Plan’s AFTAP for a Plan Year is at least 60% but less than 80%, the Plan shall not make any Prohibited Payment with a Benefit Commencement Date after the Applicable Section 436 Measurement Date to the extent the amount of such payment exceeds the lesser of:

(i)	50% of the amount of the payment that could be made without regard to this Section 6.13; or

(ii)	The present value of the maximum guarantee with respect to the Participant under Section 4022 of ERISA (determined under guidance prescribed by the PBGC using the Applicable Interest Rate and Applicable Mortality Table);

provided that only one Prohibited Payment meeting the requirements of this Section 6.13(c) may be made with respect to any Participant during any period of consecutive Plan Years to which either limitation under Section 6.13(a) or Section 6.13(b) applies. For purposes of this Section 6.13(c), a Participant and his Beneficiary (or alternate payee under a Qualified Domestic Relations Order) shall be treated as one Participant in accordance with Code Section 436(d)(3)(B)(ii) and regulations thereunder.

(d)	Definitions. The following definitions shall apply for purposes of this Section 6.13:

(i)	“Applicable Section 436 Measurement Date” shall mean the applicable section 436 measurement date within the meaning of proposed regulations under Code Section 436 or any successor thereto.

(ii)	“Prohibited Payment” shall mean:

(A)	Any payment in excess of the monthly amount paid under a single life annuity to a Participant or Beneficiary whose Annuity Starting Date occurs during any period in which a limitation described in Section 5.8(a) or (b) is in effect;

(B)	Any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; or

(C)	Any other payment specified under applicable Treasury regulations issued under Code Section 436;

provided that such term shall not include the payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the Participant.

(e)	Applicable Rules. This Section 6.13 shall be applied in accordance with Code Section 436 and regulations promulgated thereunder.”

15.	Effective January 1, 2010, by adding the following new Section 6.14 to the end of Article VI of the Plan:

“6.14 Special Provisions Applicable to Domestic Partners. Notwithstanding any other provision in the Plan to the contrary, (a) the Domestic Partner of a Participant shall generally be treated as the Participant’s spouse for purposes of applying the Qualified Joint and Survivor Annuity provisions of Sections 6.2, 6.3, 6.11 and 6.12 of the Plan and the joint and survivor provisions of Attachment II of the Plan (i.e., the default form of payment for a Participant with a Domestic Partner shall be a Qualified Joint and Survivor Annuity, unless the Domestic Partner consents to an alternate form of payment); (b) the Domestic Partner of a Participant shall also be treated as the Participant’s spouse for purposes of Section 6.9 (i.e., the Domestic Partner shall be the Participant’s Beneficiary unless the Domestic Partner consents to the designation of an alternate Beneficiary); (c) the Domestic Partner of a Participant shall be treated as the Participant’s surviving spouse for purposes of the Pre-Retirement Death Benefit set forth in Article VIII; and (d) a Domestic Partner shall not be an alternate payee under a qualified domestic relations order for purposes of Section 6.5, unless the Domestic Partner is the Participant’s dependent as that term is defined in Code Section 152. Notwithstanding the foregoing, nothing in this Section 6.14 shall require the Plan to be administered in such a way that conflicts with applicable federal or state law.”

16.	Effective January 1, 2008, by adding the following new subsection (e) to the end of Section 6.3:

“(e) Notwithstanding any provision to the contrary in the Plan or any supplement or attachment to the Plan, effective January 1, 2008, the distribution provisions in the Plan (including, but not limited to, the provisions in this Section 6.3) shall comply with the requirements of Code Sections 417(a)(1) and 436, which are hereby incorporated by reference, and the definition of qualified optional survivor annuity in Code Section 417(g) is hereby incorporated by reference.”

17.	Effective January 1, 2008, by adding the following new Section 11.7 to the Plan:

“11.7 Notice. Effective January 1, 2008, the Company shall provide to each Participant, the Pension Benefit Guaranty Corporation and each Participating Employer an annual notice regarding the Plan’s funded status within 120 days after the end of each Plan Year.”

18.	Effective January 1, 2010, by adding the following sentences to the end of Section 12.7(d) of the Plan:

“Any Participant or Beneficiary can bring an action in connection with the Plan only in Federal District Court in Chicago, Illinois. The Participant or Beneficiary must bring the cause of action within two years of the final adverse benefit determination which is being challenged.”

19.	Effective January 1, 2007, by adding the following new Section 12.12 to the Plan:

“12.12. Benefit Statements. Effective January 1, 2007, with respect to each Participant who has a vested benefit under the Plan and is employed by the Company, the Company will provide such Participant with an annual notice of the availability of a benefit statement and how to obtain such statement. This Section 12.12 shall be administered in accordance with the requirements of Section 105 of ERISA which are hereby incorporated by reference and shall supersede any contrary provisions in the Plan.”

20.	Effective January 1, 2008, by adding the following paragraph to the end of Section 13.1 of the Plan:

“Notwithstanding any other provision herein to the contrary, no amendment which has the effect of increasing Plan liabilities by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the Plan’s AFTAP for such Plan Year is less than 80% (or would be less than 80% taking into account such amendment); provided that this paragraph shall cease to apply to any Plan Year, effective as of the first day of such Plan Year, upon payment by the Company of a contribution (in addition to any minimum required contribution under Code Section 430) equal to the amount of the increase in the Plan’s funding target under Code 430 for the Plan Year attributable to the amendment (or sufficient to result in an AFTAP of 80%). This paragraph shall not apply to any amendment which provides for an increase in benefits under a formula which is not based on a Participant’s compensation, but only if the rate of such increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment. In no event shall any Plan amendment violate the provisions of Code Section 401(a)(29) or 436 which are hereby incorporated by reference.”

21.	Effective January 1, 2008, by adding the following sentence to the end of Section 13.2 of the Plan:

“Notwithstanding any provision in the Plan to the contrary, effective January 1, 2008, the termination provisions in Section 411(b)(5)(B)(vi) of the Code are hereby incorporated by reference.”

IN WITNESS WHEREOF, EBPAC has caused this Fifth Amendment to be signed on its behalf by its duly authorized members this 30th day of November, 2009.

NALCO COMPANY
EMPLOYEE BENEFIT PLAN ADMINISTRATION COMMITTEE

Erik Fyrwald

Brad Bell

Steve Landsman

Laurie Marsh

Bob Dompke